Exhibit 99.1

Altimmune Announces Second Quarter 2018 Financial Results and Provides Corporate Update

Conference call and webcast scheduled for tomorrow, August 15, 2018, at 8:30am ET

GAITHERSBURG, MD, August 14, 2018 — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage immunotherapeutics company, today announced financial results for the three and six months ended June 30, 2018.

Recent Corporate Highlights

•	Filed a public registration statement in anticipation of an equity offering later in 2018;

•	Completed a plan to extinguish all remaining shares of preferred stock and substantially all of the potentially dilutive warrants associated with our August 2017 Series B preferred stock financing;

•	Appointed Mitchel Sayare as Executive Chairman of the Board;

•	Added José Ochoa to its Leadership team as Chief Business Officer.

“This quarter was highlighted by a focus on improving our capital structure and strengthening our internal operational team, which will allow us now to focus on our pipeline and developing our novel approach to vaccines,” said William J. Enright, Chief Executive Officer of Altimmune. “We are confident the positive results from our NasoVAX trial earlier this year can lead to a new approach to combatting the flu, and that NasoVAX has tremendous potential as an effective, easy-to-administer flu vaccine. We look forward to getting additional Phase 2 clinical trials started next year.”

Second Quarter 2018 Financial Highlights

•

Second quarter revenue was $2.4 million compared to $3.0 million in the prior year period. Revenue fluctuated in proportion to our research and development expenses for the NasoShield and SparVax-L programs.

•

Research and development expenses were $4.9 million compared to $5.3 million in the prior year period. The decrease is attributable to lower spending on the development of the NasoShield product candidate due to timing of manufacturing; while there were increases in manufacturing and other costs for the NasoVax, SparVax-L and HepTcell programs when compared to the same period in 2017.

•

The Company recognized a loss on warrant exchange of $3.6 million which was included with the changes in fair value of the outstanding warrants to result in a total expense of $5.2 million for the quarter.

•

Net loss attributed to common stockholders was $9.8 million compared to $3.2 million for the same period in 2017. Net loss per share attributed to common stockholders was $0.34 compared to $0.26 in the prior year period.

•	At June 30, 2018, the Company had cash and cash equivalents of approximately $4.8 million.

•

During the quarter, the Company received $4.0 million in cash related to its federal tax refund receivable. Subsequent to the end of the quarter, the Company received $1.1 million in cash related to its UK research and development tax credits included in the Company’s tax refund receivable at June 30, 2018.

Conference Call Details

Date:	Wednesday, August 15
Time:	8:30am Eastern Time
Domestic:	888-204-4368
International:	323-994-2083
Conference ID:	3879845
Webcast:	http://public.viavid.com/index.php?id=130362

Replays will be available through August 29:

Domestic:	844-512-2921
International:	412-317-6671
Replay PIN:	3879845

About Altimmune

Altimmune is a clinical-stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of disease and on the development of two next-generation anthrax vaccines that are intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines. The company has two proprietary platform technologies, RespirVec and Densigen, each of which has been shown to activate the immune system in distinctly different ways than traditional vaccines.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: the terms of the Company’s Series B preferred stock offering and related warrants; our lack of financial resources and access to capital; realizing the benefits of the merger between Altimmune, Inc. and PharmAthene, Inc.; our ability to utilize the benefits of our tax assets and the results of a tax examination initiated by the IRS; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which are available at www.sec.gov.

Contacts
Bill Enright	Ashley R. Robinson
President and CEO	Managing Director LifeSci Advisors
Phone: 240-654-1450	Phone: 617-535-7742
Email: enright@altimmune.com	Email: arr@lifesciadvisors.com

ALTIMMUNE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Research grants and contracts	$2,412,193	$3,033,035	$5,098,235	$3,327,668
License revenue	4,947	4,938	9,886	9,876

Total revenue	2,417,140	3,037,973	5,108,121	3,337,544

Operating expenses
Research and development	4,918,961	5,254,729	10,665,890	8,040,851
General and administrative	2,933,982	1,794,509	5,381,917	3,825,026
Goodwill impairment charges	—	—	490,676	—

Total operating expenses	7,852,943	7,049,238	16,538,483	11,865,877

Loss from operations	(5,435,803)	(4,011,265)	(11,430,362)	(8,528,333)

Other income (expense):
Changes in fair value of warrant liability, including loss on exchange	(5,228,691)	—	(3,680,709)	—
Changes in fair value of embedded derivatives	4,912	—	(2,130)	—
Interest expense	(1,921)	(97,156)	(2,791)	(157,759)
Interest income	25,617	4,166	57,206	4,166
Other income (expense)	(49)	164	257,675	(947)

Total other income (expense)	(5,200,132)	(92,826)	(3,370,749)	(154,540)

Net loss before income tax benefit	(10,635,935)	(4,104,091)	(14,801,111)	(8,682,873)
Income tax benefit	1,497,093	993,709	2,488,731	993,709

Net loss	(9,138,842)	(3,110,382)	(12,312,380)	(7,689,164)
Other comprehensive income (loss) – foreign currency translation adjustments	(1,078,648)	1,256,970	(463,177)	1,836,806

Comprehensive loss	$(10,217,490)	$(1,853,412)	$(12,775,557)	$(5,852,358)

Net loss	$(9,138,842)	$(3,110,382)	$(12,312,380)	$(7,689,164)
Preferred stock accretion, and dividends	(700,093)	(44,713)	(2,591,414)	(163,069)

Net loss attributed to common stockholders	$(9,838,935)	$(3,155,095)	$(14,903,794)	$(7,852,233)

Weighted-average common shares outstanding, basic and diluted	28,530,423	12,245,701	24,361,010	9,596,423

Net loss per share attributed to common stockholders, basic and diluted	$(0.34)	$(0.26)	$(0.61)	$(0.82)

ALTIMMUNE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,170,770	$8,769,465
Restricted cash	591,649	3,534,174

Total cash, cash equivalents and restricted cash	4,762,419	12,303,639
Accounts receivable	2,854,512	3,806,239
Tax refund receivable	3,571,547	6,361,657
Prepaid expenses and other current assets	677,478	994,332

Total current assets	11,865,956	23,465,867
Property and equipment, net	1,475,935	603,146
Intangible assets, net	38,349,189	38,722,270
Other assets	411,250	238,917

Total assets	$52,102,330	$63,030,200

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$1,310,919	$49,702
Accounts payable	245,250	129,075
Accrued expenses and other current liabilities	5,305,868	3,625,257
Current portion of deferred revenue	32,253	19,753
Current portion of deferred rent	172,414	15,914

Total current liabilities	7,066,704	3,839,701
Deferred income taxes	4,431,044	5,938,402
Other long-term liabilities	4,284,510	4,574,507

Total liabilities	15,782,258	14,352,610

Contingencies (Note 15)
Series B redeemable convertible preferred stock; $0.0001 par value; 16,000 shares designated; 558 and 12,177 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively; aggregate liquidation and redemption value of $510,083 at June 30, 2018	510,083	9,281,767
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 37,383,133 and 18,127,119 shares issued; 37,363,965 and 18,103,691 shares outstanding at June 30, 2018 and December 31, 2017, respectively	3,737	1,810
Additional paid-in capital	130,843,634	121,655,838
Accumulated deficit	(89,997,219)	(77,684,839)
Accumulated other comprehensive loss – foreign currency translation adjustments	(5,040,163)	(4,576,986)

Total stockholders’ equity	35,809,989	39,395,823

Total liabilities and stockholders’ equity	$52,102,330	$63,030,200